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                            AMENDMENT NO. 3
                                   TO
                        THE EARTHGRAINS COMPANY
                  EMPLOYEE STOCK OWNERSHIP/401(k) PLAN


     WHEREAS, The Earthgrains Company (formerly Campbell Taggart, Inc. and hereafter referred to as the "Company") adopted The Earthgrains Company Employee Stock Ownership Plan (hereafter referred to as the "Plan") effective as of July 1, 1994; and

     WHEREAS, the Company desires to amend said Plan effective as of July 1, 1998,

     NOW, THEREFORE, the Plan is hereby amended, effective as of July 1, 1998, in the following respects.


                                    I.

     Section 2.1(n) of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

     "(n) Compensation means wages, salaries, fees for professional
          ------------
          services and other amounts received (whether or not in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, or other expense allowances under a nonaccountable plan (as described in Treasury Regulation
          Section 1.62-2(c))) and excluding the following:

               (i)    Bonuses;

               (ii)   Overtime;

               (iii) Amounts paid on account of the Participant's termination of employment (e.g., vacation pay, severance pay, etc.);

               (iv) Contributions made to a qualified or non-qualified plan of deferred compensation or under a simplified employee pension plan which are not includable in gross income for the taxable year, or any distributions from a plan of deferred compensation, except that Before-Tax contributions made to this Plan and any salary reductions pursuant to a plan designed to comply with Code Section 125, shall be included;


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               (v)    Amounts realized from the exercise of a non-
                      qualified stock option, or when restricted stock (or property) either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

               (vi) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

               (vii) Other amounts which receive special tax benefits, or contributions made (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from gross income); and

               (viii) Amounts (even if includable in gross income)
                      which are reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, or welfare benefits.

          Notwithstanding the foregoing, Compensation shall include foreign earned income as defined in Code Section 911(b), whether or not excludable from gross income under Code
          Section 911, except that the exclusions in subsections (i) through (viii) above shall apply.

          The annual Compensation of each Employee taken into account under the Plan shall not exceed $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12). For Plan Years beginning before July 1, 1997, for purposes of calculating the Compensation of an Employee, the rules contained in Code
          Section 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants of such Employee who have not attained age nineteen (19) before the close of the Plan Year."


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                                  II.


     Section 3.1 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

     "3.1 Eligibility.
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     An Employee shall be eligible to participate in the Plan if the following conditions are satisfied:

     (a)  The Employee is employed by an Adopting Employer;

     (b)  The Employee has been credited with one (1) Year of Service;

     (c) The Employee is either (i) a resident of the United States or (ii) a citizen of the United States who is transferred by the Company to a foreign affiliate;

     (d) The Employee is not a Leased Employee with respect to the Employer; and

     (e) The Employee is not covered by a collective bargaining agreement entered into with the Employer which excludes the Employee from participation in the Plan.

     The Committee shall notify each Employee of the date he becomes eligible to participate in the Plan and the necessary actions that may be required on his part to obtain or participate in all benefits of the Plan."

     IN WITNESS WHEREOF, The Earthgrains Company has caused this
Amendment No. 3 to the Plan to be executed in its name by its duly authorized officer this 28th day of September, 1998.


                              THE EARTHGRAINS COMPANY


                              By:  /s/ Edward J. Wizeman
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                              Title:  VP - Human Resources
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